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                      RESTATED AND AMENDED
                             BYLAWS
                               of
                    PERRY DRUG STORES, INC.,
                     a Michigan corporation
             (as amended through December 23, 1994)


                            ARTICLE I

                             OFFICES

      1.01 Principal Office. The principal office of the corporation shall be at such place within the State of Michigan as the Board of Directors shall determine from time to time. The corporation's registered office shall be the same as its principal office.

      1.02 Other Offices. The corporation may also have offices at such other places, both within and without the State of Michigan, as the Board of Directors may from time to time determine or as the business of the corporation may require.


                           ARTICLE II

            SHAREHOLDERS AND MEETINGS OF SHAREHOLDERS

      2.01 Place of Meetings. All meetings of the shareholders shall be held at the principal office of the corporation, or at such other place either within or without the State of Michigan as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

      2.02 Annual Meeting. The annual meeting of shareholders shall be held on the third Tuesday of March each year if not a legal holiday, and if a legal holiday, then on the next secular day following, at such time as determined by the Board of Directors, or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Directors shall be elected at each annual meeting in the manner provided in Section 3.04 hereof and such other business transacted as properly may come before the meeting.

      2.03 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman of the Board or President and shall be called by the Chairman of the Board, President or Secretary at the written request of a majority of the Board of Directors, or at the written request of shareholders holding a majority of the shares of the capital stock of the corporation outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

      2.04 Notice of Meetings. Except as otherwise provided by statute, written notice of a meeting of shareholders stating the time, place and purposes of the meeting shall be given to each shareholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting, either personally or by mailing such notice to his last address as it appears on the books of the corporation. No notice need be given of an adjourned meeting of the shareholders, provided the time and place to which such meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice as provided in this Bylaw.

      2.05 Record Dates. In order that the corporation may determine the shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to express consent to, or to dissent from, a proposal without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of shareholders of record entitled to notice of, or to vote at, a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. Only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting or adjournment thereof, or to express consent or to dissent from such proposal, or to receive payment of such dividend or to receive such allotment of rights, or to participate in any other action, as the case may be, notwithstanding any transfer of any stock on the books of the corporation, or otherwise, after any such record date. Nothing in this Bylaw shall affect the rights of a shareholder and his transferee or transferor as between themselves.

      If no record date is fixed:

      a. The record date for determining the shareholders of record entitled to notice of, or to vote at, a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, at the close of business on the day next preceding the day on which the meeting is held; and

      b. The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

      2.06 List of Shareholders. The Secretary of the corporation or the agent of the corporation who has charge of the stock transfer records of the corporation shall prepare and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. Such list shall be arranged in alphabetical order within each class and series, and show the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be produced at the time and place of the meeting, be open to the examination of any shareholder during the whole time of the meeting and be prima facie evidence as to who are the shareholders entitled to examine the list or vote at the meeting.

      2.07 Quorum. Unless a greater or lesser quorum is required by the Articles of Incorporation, these Bylaws, or the laws of the State of Michigan, the shareholders present at a meeting in person or by proxy who, as of the record date for such meeting, were holders of a majority of the outstanding shares of the corporation entitled to vote at the meeting shall constitute a quorum at the meeting. Whether or not a quorum is present, a meeting of shareholders may be adjourned by a vote of the shares present in person or by proxy. When the holders of a class or series of shares are entitled to vote separately on an item of business, this Bylaw applies in determining the presence of a quorum of such class or series for transaction of such item of business.

      2.08 Voting. Each outstanding share is entitled to one vote on each matter submitted to a vote, unless otherwise provided in the Articles of Incorporation. Votes shall be cast in writing, signed by the shareholder or his proxy. When an action, other than the election of directors, is to be taken by a vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by the Articles of Incorporation or by the laws of the State of Michigan.
Except as otherwise provided by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at an election.

      2.09 Proxies. A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize other persons to act for him by proxy.
A proxy shall be signed by the shareholder or his authorized agent or representative and shall not be valid after the expiration of three years from its date unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the shareholder executing it except as otherwise provided by the laws of the State of Michigan.

      2.10 Inspectors of Election. The Board of Directors, in advance of a shareholders' meeting, may, and on request of a shareholder entitled to vote thereat shall, appoint one or more inspectors. In case a person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. If appointed, the inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or a shareholder entitled to vote thereat, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report shall be prima facie evidence of the facts stated and of the vote as certified by the inspectors.

      2.11 Control Shares. Pursuant to Section 794 of the Michigan Business Corporation Act ("MBCA"), Chapter 7B of the MBCA does not apply to any "contol share acquisition" (as that term is defined in Section 791 of the MBCA) of the shares of Common Stock of the Company.

                           ARTICLE III

        DIRECTORS AND MEETINGS OF THE BOARD OF DIRECTORS

      3.01 Board Authority. The business and affairs of the corporation shall be managed by, or under the direction of, its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by the State of Michigan or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders. Without prejudice to the general power conferred by the laws of the State of Michigan, and in addition to any other powers conferred by the Articles of Incorporation or these Bylaws, it is hereby expressly declared that the Board of Directors shall have the following powers:

      a. From time to time to make and change the rules and regulations, not inconsistent with these Bylaws, for the management of the corporation's business and affairs;

      b. To purchase or otherwise acquired for the corporation any property rights or privileges, at any price or consideration, and on such terms and conditions as they think fit;

      c. At their discretion, to pay for any property or rights acquired by the corporation, either wholly or partly in money, stock, bonds, debentures, or other securities of the corporation;

      d. Subject to these Bylaws, to appoint, elect or select, and at their discretion, remove or suspend such officers, agents, or servants of this corporation, permanently or temporarily, as they deem appropriate, and to determine their duties and from time to time change their salaries or emoluments, and to require security in such amounts as they deem appropriate;

      e. To confer, by resolution, upon any appointed or elected offices of the corporation, the power to appoint or remove or suspend any subordinate officers, agents, or servants;

      f. To authorize any person or corporation to accept and hold in trust for the corporation any property belonging to the corporation, or in which it is interested, or for any other purpose, and to execute and do all such duties and things as mey be requisite in relation to any such trust;

      g. To determine who shall be authorized, on the corporation's behalf, to sign bills, notes, receipts, acceptances, endorsements, mortgages, checks, releases, deeds, contracts and other instruments;

      h. To delegate any of the powers of the Board of Directors in the course of current business of the corporation to any officers or agents or to appoint any person to be the agent of the corporation, with such powers (including the power to subdelegate) and upon such terms as they deem appropriate; and

      i.    To fix salaries of all officers of the corporation.

      3.02 Number. The number of directors constituting the entire Board of Directors shall not be less than three nor more than nine, the exact number of directors to be fixed from time to time only by vote of a majority of the entire Board.
Directors need not be shareholders of the corporation.

      3.03 Nominations. Nominations for the election of directors may be made by the Board of Directors, the Nominating Committee of the Board of Directors (if constituted), or by any shareholder entitled to vote in the election of directors generally. However, any such shareholder may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States certified or registered mail, postage prepaid, to the Secretary of the corporation, not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting, and
(ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth:

      a. the name and address of the person or persons to be nominated and of the shareholder who intends to make the nomination;

      b. a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting;

      c. a description of all arrangements or understandings between the shareholder and each nominee and any other person (naming such person) pursuant to which the nomination or nominations are to be made by the shareholder;

      d. such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors; and

      e. the consent of each nominee to serve as a director of the corporation if so elected. The person presiding at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

      3.04 Election and Classified Board. The Board of Directors shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. The first class of the Board of Directors shall be elected to hold office for a term expiring at the annual meeting of shareholders in 1984; directors of the second class shall be elected to hold office for a term expiring at the next succeeding annual meeting; and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting, and in each case, until their respective successors are elected and have qualified, or until their earlier death, resignation or removal. At each annual election held after the initial classification and election in the manner provided above, directors elected to succeed those whose terms expire shall be elected for a term of office to expire at the end of the third annual meeting of shareholders after their election and until their respective successors are elected and have qualified, or until their earlier death, resignation or removal. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes so as to make all classes as nearly equal in number as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

      3.05 Removal. Any director may be removed from office as a director at any time, but only for cause, by (i) a majority vote of the entire Board of Directors, excluding the director whose removal is being voted upon or (ii) the affirmative vote of shareholders of record holding not less than 75 percent of the outstanding shares of stock of the corporation entitled to vote in elections of directors given at a meeting of the shareholders called for that purpose.

      3.06 Vacancies. A director may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or a subsequent time as set forth in the notice of resignation. During the intervals between annual meetings of shareholders, any vacancy occurring in the Board of Directors caused by resignation, removal, death or other incapacity, and any newly created directorships resulting from an increase in the number of directorships shall be filled by the affirmative vote of a majority of the remaining directors, through less than a quorum of the Board. Each director chosen to fill a vacancy shall hold office for the unexpired term in respect of which such vacancy occurred and until his successor is elected and qualified, or until his earlier death, resignation or removal. Each director chosen to fill a newly created directorship shall hold office until the next election for the class for which such director shall have been chosen and until his successor is elected and qualified, or until his earlier death, resignation or removal.

      3.07 Place of Meetings. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Michigan.

      3.08 Annual Meeting. A meeting of the Board of Directors shall be convened either immediately before the Annual Meeting of Shareholders in each year, or promptly after the close thereof, at the place where such meeting of the shareholders shall have been held or such other place as the Board may determine, for the purpose of election of officers and consideration of such business as may properly be brought before the meeting. No notice of such meeting shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. In the event a quorum shall not be present for an annual meeting of the Board of Directors, the holding of such annual meeting shall not be required and the matters which might have been taken up therein may be taken up at any later regular or special meeting, or by consent resolution.

      3.09 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places as a majority of directors may from time to time determine at a prior meeting or as shall be directed or approved by the vote or written consent of all the directors.

      3.10 Special Meetings. Special meetings of the Board and any committee thereof may be called by the Chairman of the Board or the President on two days' written notice to each director, given either personally or by mail or by telegram; special meetings shall be called by the Chairman of the Board, President or Secretary in like manner and on like notice on the written request of any two directors. In a condition of emergency or special need, as determined in their discretion, a special meeting may be called by the Chairman of the Board or the President by telephone or by telegram on twelve hours' notice or on such shorter notice as is set forth by the person calling the meeting. A notice of special meeting shall state the time, place, and purpose or purposes of the meeting.

      3.11 Quorum. At all meetings of the Board of Directors, a majority of the directors then in office, or of the members of a committee thereof, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation, or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors or a committee thereof, the directors present thereat may adjourn the meeting from time to time and to another place, without notice other than announcement at the meeting, until a quorum shall be present. Unless otherwise restricted by the Articles of Incorporation, a member of the Board of Directors, or of any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting in this manner constitutes presence in person at the meeting.

      3.12 Dissent. A director who is present at a meeting of the Board of Directors, or a committee thereof of which he is a member, at which action on a corporate matter is taken, is presumed to have concurred in that action unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to the action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by United States certified or registered mail, postage prepaid, to the Secretary of the corporation promptly after the adjournment of the meeting. Such right to dissent does not apply to a director who voted in favor of such action. A director who is absent from a meeting of the Board, or a committee thereof of which he is a member, at which any such action is taken, is presumed to have concurred in the action unless he files his written dissent with the Secretary of the corporation within a reasonable time after he has knowledge of the action.

      3.13 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be fixed to all papers which may require it; provided, however, such a committee shall not have the power or authority to:

      a.    Amend the Articles of Incorporation;

      b.    Adopt an agreement of merger or consolidation;

      c. Recommend to shareholders the sale, lease or exchange of all or substantially all of the corporation's property and assets;

      d. Recommend to shareholders a dissolution of the corporation or a revocation of a dissolution;

      e.    Amend the Bylaws of the corporation;
      f.    Fill vacancies in the Board;

      g. Fix compensation of the directors for serving on the Board or a committee;

      h.    Declare a dividend; or

      i.    Authorize the issuance of stock.

Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

      3.14 Compensation. The Board of Directors, by affirmative vote of a majority of directors then in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the corporation as directors, officers or members of a committee. The directors may be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof. Such compensation shall not preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

      3.15 Action Without a Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if, before or after the action, all members of the Board or committee consent thereto in writing. The written consent shall be filed with the minutes of proceedings of the Board or committee. Such consent shall have the same effect as a vote of the Board or committee for all purposes.


                           ARTICLE IV

         NOTICES, WAIVERS OF NOTICE AND CONSENT ACTIONS


      4.01 Notices. Subject to the provisions of these Bylaws, whenever, pursuant to the laws of the State of Michigan or of the Articles of Incorporation or these Bylaws, notice is required to be given to any director or shareholder, it may be given either personally or by mail (registered, certified, or other first class mail), addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in a post office or official depository under the exclusive care and custody of the United States postal service. Notice to directors may also be given by telegram, radiogram or cablegram and shall be deemed to be given at the time when the same shall be dispatched.

      4.02 Waiver of Notice. Whenever any notice is required to be given pursuant to the laws of the State of Michigan or the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors or a committee, need be specified in any written waiver of notice. Attendance of a person at a meeting of shareholders, in person or by proxy, or at any meeting of directors or of a committee of directors, constitutes a waiver of notice of the meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


                            ARTICLE V

                            OFFICERS

      5.01 Number. The officers of the corporation shall be chosen by the Board of Directors and there shall be a Chairman of the Board, a President, a Secretary and a Treasurer and such Vice Presidents (including Executive Vice Presidents and Senior Vice Presidents), Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time elect. Two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify an instrument in more than one capacity. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

      5.02 Term of Office. Resignation and Removal. An officer of the corporation shall hold office for a term for which he is elected or appointed and until his successor is elected or appointed and qualified or until his resignation or removal or earlier death. An officer may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or at a subsequent time specified in the notice of resignation. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors. The removal of an officer shall be without prejudice to his contract rights, if any. The election or appointment of an officer does not of itself create contract rights. Any vacancy occurring in any office of the corporation may be filled by the Board of Directors.

                           ARTICLE VI

                       DUTIES OF OFFICERS

      6.01 Chairman of the Board. The Chairman of the Board of Directors shall be selected by, and from among the membership of, the Board of Directors. The Chairman of the Board shall be the chief executive officer of the corporation and shall preside at all meetings of the shareholders and the Board of Directors at which he is present and of any committee of the Board of Directors to which he is appointed. He shall see that all orders and resolutions of the Board are carried into effect, and he shall have the general powers of supervision and management usually vested in the chief executive officer of a corporation. He shall perform such other duties and functions as shall be assigned to him from time to time by the Board of Directors. Except where by law the signature of the President of the corporation is required, the Chairman of the Board of Directors shall possess the same power and authority as the President to sign all bonds, mortgages, certificates, contracts, instruments, papers and documents of every conceivable kind and character whatsoever, in the name of and on behalf of the corporation, which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all of the powers and discharge all of the duties of the President.

      6.02 President. The President shall be the chief operating officer of the corporation and shall have the general power and duties of supervision and management over the day-to-day operations of the corporation usually vested in the office of the chief operating officer of a corporation; provided however, that the Board, at its sole discretion, may designate an officer, other than the President, as the chief operating officer of the corporation. During the absence or disability of the Chairman of the Board of Directors, or while such office is vacant, the President shall perform all duties and functions, and while so acting shall have all of the powers and authority, of the Chairman of the Board of Directors as set forth in these Bylaws. The President shall perform such other duties as may be prescribed by the Board of Directors. He shall execute bonds, mortgages, certificates, contracts, instruments, papers and documents of every conceivable kind and character, except where required or permitted by law and these Bylaws to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

      6.03 Vice Presidents. The Vice Presidents shall perform such duties and have such powers as the Chairman of the Board, President or Board of Directors may from time to time prescribe. In the absence of the President or in the event of his inability or refusal to act, the Vice Presidents shall perform the duties and exercise the powers of the President, and when so acting, shall have all of the powers of and be subject to all of the restrictions of, the President. The Board of Directors may designate one or more Senior and/or Executive Vice Presidents or may otherwise specify the order of the seniority of the Vice Presidents. The duties and powers of the President shall descend to the Vice Presidents in such specified order of seniority.

      6.04 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the Board of Directors, in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chairman of the Board, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature. The Secretary may delegate any of his duties, powers and authorities to one or more Assistant Secretaries unless such delegation is disapproved by the Board of Directors.

      6.05 Assistant Secretaries. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there by no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may be delegated to them by the Secretary or as the Board of Directors may from time to time prescribe.

      6.06 Treasurer. The Treasurer shall act under the direction of the Chairman of the Board or the President. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Chairman of the Board, President, or Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation. The Treasurer may delegate any of his duties and powers and authorities to one or more Assistant Treasurers unless such delegation is disapproved by the Board of Directors. If required by the Board of Directors, the Treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

      6.07 Assistant Treasurers. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may be delegated to them by the Treasurer or as the Board of Directors may from time to time prescribe.

      6.08 General Authority. To the extent the powers and duties of the several officers are not provided from time to time by these Bylaws or resolution or other directive of the Board of Directors, or by the Chairman of the Board or President (with respect to other officers), the officers shall have all powers and shall discharge the duties customarily and usually held and performed by like officers of corporations simlilar in organization and business purposes to this corporation.


                           ARTICLE VII

            INDEMNIFICATION OF DIRECTORS AND OFFICERS

      7.01 Non-Derivative Actions. Subject to all of the other provisions of this Article VII, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including actual and reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

      7.02 Derivative Actions. Subject to all of the other provisions of this Article VII, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including actual and reasonable attorneys' fees) and amounts paid in settlement incurred by the person in connection with such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. However, indemnification shall not be made for any claim, issue or matter in which such person has been found liable to the corporation unless and only to the extent that the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for the expenses which the court considers proper.

      7.03 Expenses of Successful Defense. To the extent that a person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.01or 7.02 of these Bylaws, or in defense of any claim, issue or matter in the action, suit or proceeding, the person shall be indemnified against expenses (including actual and reasonable attorneys' fees) incurred by such person in connection with the action, suit or proceeding and any action, suit or proceeding brought to enforce the mandatory indemnification provided by this Article VII.

      7.04 Definition. For the purposes of Section 7.01 and 7.02, "other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which impose duties on, or involves services by, the director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the corporation or its shareholders" as referred to in Sections 7.01 and 7.02.

      7.05 Contract Right: Limitation on Indemnity. The right to indemnification conferred in this Article VII shall be a contract right, shall apply to services of a director or officer as an employee or agent of the corporation as well as in such person's capacity as a director or officer, from the date he became or becomes such director or officer, and any repeal or modification of this section shall not adversely affect any right protection existing at the time of such repeal or modification. Except as provided in Section 7.03 of these Bylaws, the corporation shall have no obligation under this
Article VII to indemnify any person in connection with any proceeding, or part thereof, initiated by such person without authorization by the Board of Directors.

      7.06 Determination that Indemnification is Proper. Any indemnification under Section 7.01 or 7.02 of these Bylaws (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 7.01 or 7.02, whichever is applicable. Such determination shall be made in any of the following ways:

      a. By a majority vote of a quorum of the Board consisting of directors who were not parties to such action, suit or proceeding;

      b. If the quorum described in clause (a) above is not obtainable, then by a committee of directors (consisting of not less than two disinterested directors) who are not parties to the action;

      c.    By independent legal counsel in a written opinion;
            or

      d.    By the shareholders.

      7.07 Proportionate Indemnity. If a person is entitled to indemnification under Section 7.01 or 7.02 of these Bylaws for a portion of expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

      7.08 Expense Advance. Expenses incurred in defending a civil or criminal action, suit or proceeding described in
Section 7.01 or 7.02 of these Bylaws shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person involved to repay the expenses if it is ultimately determined that the person is not entitled to be indemnified by the corporation. The undertaking shall be an unlimited general obligation of the person on whose behalf advances are made but need not be secured.

      7.09 Non-Exclusivity of Rights. The indemnification or advancement of expenses provided under this Article VII is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under a contractual arrangement with the corporation. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

      7.10 Indemnification of Employees and Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

      7.11 Former Directors and Officers. The indemnification provided in this Article VII continues as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

      7.12 Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have power to indemnify him against such liability under these Bylaws or the laws of the State of Michigan.

      7.13 Changes in Michigan Law. In the event of any change of the Michigan statutory provisions applicable to the corporation relating to the subject matter of this Article VII, then the indemnification to which any person shall be entitled hereunder shall be determined by such changed provisions, but only to the extent that any such change permits the corporation to provide broader indemnification rights than such provisions permitted the corporation to provide prior to any such change. The Board of Directors is authorized to amend these Bylaws to conform to any such changed statutory provisions.

      7.14 Enforcement of Rights. Any indemnification or payment in advance of final disposition under this Article VII shall be made promptly, and in any event within 30 days, after written request to the corporation by the person seeking such indemnification or payment. The rights granted by this Article VII shall be enforceable by such person in any court of competent jurisdiction.


                          ARTICLE VIII

                          CAPITAL STOCK

      8.01 Certificates. The shares of stock of the corporation shall be represented by certificates signed by, or in the name of the corporation by, the Chairman of the Board, President or a Vice President, and by the Treasurer, Assistant Treasurer, Secretary, or Assistant Secretary of the corporation. A holder of stock in the corporation shall be entitled to have such a certificate certifying the number of shares owned by him in the corporation. Certificates may be issued for partly paid shares, and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

      8.02 Facsimile Signatures. Where a certificate is countersigned (i) by a transfer agent other than the corporation or its employee, or (ii) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before the certificate is issued, such certificate may be issued by the corporation with the same effect as if such officer, transfer agent or registrar were still serving in such capacity at the date of issue. The seal of the corporation, or facsimile thereof, may, but need not, be affixed to the certificates of stock.

      8.03 Lost Certificates. The Board of Directors may direct a new certificate for shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

      8.04 Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

      8.05 Registered Shareholders. The corporation, except as otherwise provided by the laws of the State of Michigan, shall be entitled to recognize the person registered on its books as the owner and holder of a share or shares of its stock to be the owner and holder in fact thereof and to receive all dividends thereon and to exercise the right to vote with regard thereto and all rights therein and to be liable for all calls and assessments, and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share or shares on the part of any other person or persons, whether or not it shall have express or other notice thereof. Any agreement between the corporation and any one or more of its shareholders in regard to any shares of stock may have notice thereof endorsed on the certificate representing all shares of stock subject to such agreement (in addition to the parties to said agreement being bound thereby). Upon said endorsement being placed thereon, such certificate and the rights represented thereby shall be subject to such agreement in the hands of a transferee who has not otherwise had notice thereof.


                           ARTICLE IX

                       GENERAL PROVISIONS


      9.01 Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting or without a meeting by unanimous consent resolution, pursuant to Michigan law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall deem conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

      9.02 Books and Records. The corporation shall keep, within or without the State of Michigan, books and records of account, and minutes of the proceedings of its shareholders, Board of Directors, and its committees, if any. The corporation shall keep at its registered office or at the office of its transfer agent, within or without the State of Michigan, records containing the names and addresses of all shareholders, the number, class, and series of shares held by each, and the dates when they respectively became holders of record thereof. Any of such books, records, or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

      9.03 Checks. All checks, drafts, or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from lime to time designate. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may from time to time designate.

      9.04 Contracts and Conveyances. The Board of Directors of the corporation may in any instance designate the officer and/or agent who shall have authority to execute any contract, conveyance, mortgage or other instrument on behalf of the corporation, or may ratify or confirm any execution. When the execution of any instrument has been authorized without specification of the executing officers or agents, the Chairman of the Board, President, any Vice President, the Secretary, or Treasurer, may execute the same in the name and on behalf of this corporation and may affix the corporate seal thereto.

      9.05 Fiscal Year. The fiscal year of the corporation shall end on the 31st day of October of each calendar year or such other date as shall be fixed from time to time by resolution of the Board of Directors.

      9.06 Seal. The corporate seal shall have inscribed thereon the following legend: "Perry Drug Stores, Inc., Michigan, - Corporate Seal." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.


                            ARTICLE X

                           AMENDMENTS

      The Board of Directors may from time to time adopt, alter, amend, supplement or repeal any or all provisions of these Bylaws. In addition, the shareholders may from time to time adopt, alter, amend, supplement or repeal any or all provisions of these Bylaws, including the provisions of this Article X, in the manner provided in the Articles of Incorporation of the corporation.